                                                                   EXHIBIT 5.3

                    [LETTERHEAD OF LIONEL SAWYER & COLLINS]


                                    July 29, 1996





                                                             (702) 383-8888


Salton Sea Brine Processing L.P.
Salton Sea Power Generation L.P.
Fish Lake Power Company
Vulcan Power Company
CalEnergy Operating Company
Salton Sea Funding Corporation
Salton Sea Royalty Company
BN Geothermal Inc.
San Felipe Energy Company
Conejo Energy Company
Niguel Energy Company
Vulcan/BN Geothermal Power Company
Leathers, L.P.
Del Ranch, L.P.
Elmore, L.P.


302 South 36th Street, Suite 400
Omaha, Nebraska 68131

       Re:    Registration Statement on Form S-4
              (File No. 333-07527)

Ladies and Gentlemen:

  We have acted as special Nevada counsel to Vulcan Power Company, a Nevada corporation ("VPC"), and Vulcan/BN Geothermal Power Company, a Nevada general partnership ("Vulcan") in connection with the filing of a Registration Statement on Form S-4 (File No. 333-07527) (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering the Offer to Exchange 7.02% Senior Secured Series D Notes Due May 30, 2000 for any and all of its outstanding 7.02% Senior Secured Series D Notes Due May 30, 2000 ("Series D Securities"); and Offer to Exchange 8.30% Senior Secured Series E Bonds Due May 30, 2011, for any and all of its outstanding 8.30% Senior Secured Series E Bonds Due May 30, 2011 ("Series E Securities") (Series D and E Securities, collectively, the "Securities") by Salton Sea Funding Corporation, a Delaware corporation, and also covering VPC and Vulcan's guarantee of the payment of the principal of, premium, if any, and interest in the Securities. This Opinion is rendered pursuant to the registraton requirements of the Act, and the regulations promulgated thereunder (including 17 CFR 229.601(b)(5)). All capitalized terms used herein and not oterwise defined have the meanings assigned to them in the Registration Statement.

  In connection with this Opinion we have examined a Good Standing Certificate for the Corporation from the Nevada Secretary of State, dated July 23, 1996, and the Vulcan Partnership Agreement certified on the date hereof by the general partners of Vulcan. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein.

  Based upon and subject to the foregoing, and the qualifications, limitations, exceptions and assumptions set forth below, it is our opinion that:

1. VPC is duly incorporated and validly existing and in good standing under the laws of the State of Nevada.

2. Vulcan has been duly formed and is validly existing under the laws of the State of Nevada.






  Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

  This Opinion is intended solely for your use in connection with the transaction(s) covered hereby. It may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person, without the written consent of this firm. We disclaim liability as an expert under the securities laws of the United States or any other jurisdiction. We consent to being named in the Registration Statement and related Prospectus as counsel who are passing upon the due incorporation and good standing of VPC, and the due formation and valid existance of Vulcan, as each of the same relates to the legality of the Partnership Guarantee by VPC and Vulcan. We hereby consent to your filing copies of this Opinion as an exhibit to the Registration Statement or any amendment thereto.

                                       Sincerely,

                                   /s/ Lionel Sawyer & Collins

                                       LIONEL SAWYER & COLLINS